Exhibit 3.273

CERTIFICATE OF FORMATION

OF

RESTON HOSPITAL CENTER, LLC

Under Section 18-201 of the

Delaware Limited Liability Company Act

FIRST: The name of the limited liability company is Reston Hospital Center, LLC (the “Company”).

SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.

THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of April 21, 1999.

HCA HEALTH SERVICES OF VIRGINIA, INC., the Sole Member

By:	/s/ David L. Denson
David L. Denson
Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

Reston Hospital Center, LLC

1.	The name of the limited liability company is Reston Hospital Center, LLC.

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Reston Hospital Center, LLC this 10th day of December, 2001.

Reston Hospital Center, LLC

/s/ Mary R. Adams
Mary R. Adams, as Assistant Secretary